EXHIBIT 10.39

SUBLEASE

This Sublease (the “Sublease”) is made as of the 27th day of December 2010 by and between ALKERMES, INC., a Pennsylvania corporation having an address at 852 Winter Street, Waltham, Massachusetts 02451-1420 (“Sublandlord”), and CORREGIDOR THERAPEUTICS, INC., a Delaware corporation having an address at 384 Powder Mill Road, Concord, MA 01742 (“Subtenant”).

WITNESSETH:

WHEREAS, by that certain Lease dated December 6, 2000 (the “Original Lease”), as amended by that certain (a) Side Letter dated December 6, 2000 (the “Side Letter”), (b) Amendment A dated August 22, 2002 (“Amendment A”) and (c) Amendment B dated December 4, 2006 (“Amendment B,” and together with the Original Lease, the Side Letter and Amendment A, the “Overlease”) (a copy of which Overlease is attached as Exhibit A hereto), H&N Associates, LLC, a Massachusetts limited liability company (“Overlandlord”), as landlord thereunder, leases to Sublandlord, successor-by-merger to Advanced Inhalation Research, Inc., a Delaware corporation, as tenant thereunder, the land and improvements commonly known as Brickyard Square and described in Article I of the Overlease as being located at 190 Everett Avenue, Chelsea, Massachusetts (the “Demised Premises”); and

WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant, all of the Demised Premises (hereinafter referred to as the “Subleased Premises”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEMISE OF SUBLEASED PREMISES.  Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby hires and takes from Sublandlord, exclusive possession of the Subleased Premises for the term and upon the conditions hereinafter set forth.

2. TERM.

(a) The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) of mutual execution and delivery of this Sublease by Sublandlord and Subtenant and expire on the Expiration Date (as hereinafter defined).  On or before the expiration of the Free-Rent Period (as defined in Section 4(c) below), Subtenant shall deliver to Sublandlord a certificate of insurance as set forth in Sections 6.(8) and 6.(16) of the Overlease.  In addition to the requirements in Section 6.(8), such certificate shall also name Sublandlord as an additional insured.

(b) The term “Expiration Date” as used herein means (i) December 31, 2015, or if one or more Extension Options (as defined in Section 2(c) below) have been exercised hereunder, the expiration of the last Extension Period (as defined in Section 2(c) below) pursuant thereto, or (ii) such earlier date upon which this Sublease is terminated pursuant to the provisions hereof.

(c) Under the Overlease, Sublandlord has two options to extend the term of the Overlease by a period of five years (each an “Overlease Extension Option” and collectively the “Overlease Extension Options”).  The extended term under each Overlease Extension Option shall be an “Overlease Extension Period.” Subtenant shall have two options (each an “Extension Option” and collectively the “Extension Options”) to extend the Term of this Sublease for a period of time coterminous with each Overlease Extension Period (each an “Extension Period”).  Subtenant may exercise one or more Extension Options by providing Sublandlord with written notice of Subtenant’s desire for such extension of the term hereof twelve (12) months prior to the expiration of the then current Term (including any Extension Period) of this Sublease; provided Subtenant provides Sublandlord with the Extension Period Security (as defined below).  Sublandlord shall, within five (5) business days of the date of such notice, deliver written notice to Overlandlord exercising the applicable Overlease Extension Option, pursuant to the requirements set forth in the Overlease.  Sublandlord shall provide Subtenant with a copy of such notice within five (5) business days of when Sublandlord provides such notice to Overlandlord.  Each Extension Period shall be on the same terms and conditions as set forth in this Sublease.  In connection with the determination of the Fixed Rent during the Extension Period pursuant to Section 13.(B) of the Overlease, Subtenant shall have the right to participate and make any decisions in connection with such process as if it were Tenant under the Overlease.  Sublandlord shall not agree to any Fixed Rent for any Extension Period without the prior written consent of Subtenant.  In the event that Subtenant shall not direct Sublandlord to exercise an Extension Option, this Sublease shall expire at the end of the then current Term.

Additionally, in connection with a sale of the Manufacturing Facility Equipment (as defined in Section 17 below), Sublandlord shall exercise any then unexercised and exercisable Extension Option to accordingly extend the Term; provided Subtenant provides Sublandlord with the Extension Period Security.

The “Extension Period Security” shall be a letter of credit or other arrangement acceptable to Sublandlord and Subtenant, in an amount not to exceed the sum of the Fixed Rent, Direct Expenses and utilities for the applicable Extension Period, which amount shall reduce quarterly to reflect the amount of time remaining in the Extension Period.

3. SUBORDINATION TO AND INCORPORATION OF THE OVERLEASE.

(a) This Sublease is in all respects subject and subordinate to the terms and conditions of the Overlease and to the matters to which the Overlease, including any amendments thereto, is or shall be subordinate.  Subtenant agrees that Subtenant has reviewed and is familiar with the Overlease, and will not do or suffer or permit anything to be done which would result in a default or breach of the Overlease (beyond any applicable cure period) on the part of Sublandlord under the Overlease or cause the Overlease to be terminated.  If, however, the Overlease is terminated prior to its scheduled expiration, for any reason whatever, this Sublease shall likewise terminate without further notice and without further obligation or liability on the part of the parties, except as otherwise set forth herein.  Sublandlord shall promptly provide Subtenant with a copy of any notice of default delivered to Sublandlord pursuant to the Overlease.

(b) Except as otherwise expressly provided in this Sublease, the terms, covenants, conditions, rights, obligations, remedies and agreements of the Overlease are incorporated into this Sublease by reference and made a part hereof as if fully set forth herein and shall constitute the terms of this Sublease, mutatis mutandis, Sublandlord being substituted for “Landlord” thereunder, Subtenant being substituted for “Tenant” thereunder, and “Subleased Premises” being substituted for “Premises” and “demised premises” thereunder, except to the extent that such terms do not relate to the Subleased Premises or are inapplicable to, or specifically inconsistent with the terms of this Sublease.

(c) The following provisions of the Overlease shall not be incorporated herein by reference and are expressly excluded from the terms of this Sublease: Sections 3.(A), 3.(B), 3.(C), 3.(E), 4.(A), 4.(B) (the portion of paragraph 1 beginning with the words “including without limitation” and ending with the words “repairs or alterations.”, paragraphs 2 and 3 only), 5.(A), 6.(2) (but only with respect to the restoration and removal provisions thereof as they relate to installations, alterations, additions and improvements existing as of the Commencement Date), 8.(A), 9, 10.(B), 10.(D), 10.(E), 10.(I), 10.(K), 10,(L), 10.(M), 13.(A), 13.(B), Article XIV (paragraph 1 only) and Exhibits B, C and D of the Original Lease, the Side Letter, Amendment A and Amendment B provided, however, that notwithstanding such non-incorporation, this Sublease remains subject and subordinate to all of the foregoing provisions as provided in Section 3(a) above.  Notwithstanding the non-incorporation of the provisions set forth in this Section 3(c), Subtenant shall have the benefit of all services of the Overlandlord to be provided pursuant to the Overlease.

(d) Any capitalized terms not defined herein shall have the meaning set forth in the Overlease.

4. RENT.

(a) From and after the Commencement Date, Subtenant shall pay to Sublandlord annual fixed rent (the “Fixed Rent”) in the amounts set forth on Schedule 4 attached hereto.  Fixed Rent shall be payable in advance in the monthly installments set forth on Schedule 4, pro-rated on a per diem basis in the case of any partial months during the Term.  Except as otherwise set forth herein, each monthly installment of Fixed Rent shall be payable on or before the first day of each month, without notice or demand and without abatement, set-off or deduction.

(b) From and after the Commencement Date, Subtenant agrees to pay to Sublandlord, as additional rent hereunder, an amount equal to all of the Real Estate Taxes (as defined in Section 5.(B)(1) of the Overlease) and Operating Expenses (as defined in Section 5.(C)(1) of the Overlease) due from Sublandlord to Overlandlord pursuant to Sections 5.(B) and 5.(C) of the Overlease, respectively (collectively, “Direct Expenses”).  Sublandlord shall provide Subtenant with evidence of its payment of the Direct Expenses to Overlandlord within five (5) business days of the date Sublandlord makes such payment to Overlandlord.

(c) So long as Subtenant is not then in material default under this Sublease (beyond any applicable notice and cure period), Fixed Rent and Direct Expenses shall be abated for the period (the “Free-Rent Period”) beginning on the Commencement Date and continuing through March 31, 2011.  In addition, during the Free-Rent Period, Sublandlord shall pay all utilities and other operating costs for the Subleased Premises.  In the event of a termination of this Sublease prior to December 31, 2015, as a result of any default by or on behalf of Subtenant, any such Fixed Rent and Direct Expenses previously abated hereunder shall be immediately due and payable from Subtenant to Sublandlord.

(d) In addition to the Fixed Rent and Direct Expenses, Subtenant agrees to pay to Sublandlord all Subtenant Surcharges (as hereinafter defined) as additional rent hereunder.  As used herein, the term “Subtenant Surcharges” shall mean any and all amounts which become due and payable by Sublandlord to the Overlandlord under the Overlease (without additional charge or profit to Sublandlord) as “Additional Rent” (as such term is defined in the Overlease) which would not have become due and payable but for the acts and/or failures to act of Subtenant under this Sublease or which are otherwise attributable to the Subleased Premises, including, but not limited to: (i) any increases in the Overlandlord’s fire, rent or other insurance premiums resulting from any act or omission of Subtenant, and (ii) any additional rent or charges under the Overlease payable by Sublandlord on account of any other additional service as may be provided under the Overlease, or with the consent of the Overlandlord, Subtenant shall pay any Subtenant Surcharge within fifteen (15) business days after Subtenant’s receipt of the Overlandlord’s statements from Sublandlord.  In the event that Subtenant disputes the Subtenant Surcharges, Sublandlord agrees to cooperate with Subtenant in seeking a reduction of such disputed amount from the Overlandlord, and if such reduction is obtained, the corresponding reduction of the Subtenant Surcharge shall be refunded to Subtenant within thirty (30) days thereof.

(e) Any failure or delay by Sublandlord in billing any sum set forth in this Section 4 shall not constitute a waiver of Subtenant’s obligation to pay the same in accordance with the terms of this Sublease; provided, however, that the fifteen (15) day period set forth in Section 4(d) above shall not commence until the Subtenant is in receipt of the Overlandlord’s statements.

(f) The Fixed Rent, Direct Expenses and Subtenant Surcharges, and any other amounts payable pursuant to this Sublease, shall be paid by Subtenant to Sublandlord at the address set forth for notices below, or at such other place as Sublandlord may hereafter designate from time to time in writing delivered in accordance with Section 11 below, in lawful money of the United States of America, by a good unendorsed check or other immediately available funds, subject to collection, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever.  Any other amounts of additional rents and other charges herein reserved and payable shall be paid by Subtenant in the manner and to the persons set forth in the statement from Sublandlord describing the amounts due as applicable.  All Direct Expenses, Subtenant Surcharges and all other costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be additional rent and in the event of nonpayment thereof Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Fixed Rent reserved hereunder.

(g) In the event that the “Fixed Rent”, “Real Estate Taxes”, “Operating Expenses” (as each such term is defined in the Overlease) or any other costs or expenses payable by Sublandlord under the Overlease are abated, the Fixed Rent, Real Estate Taxes, Operating Expenses and any other costs or expenses payable by Subtenant hereunder shall abate correspondingly.

5. SECURITY DEPOSIT.  Within two (2) days after Subtenant’s execution and delivery of this Sublease, Subtenant shall deliver to Sublandlord an initial security deposit in the amount of One Million Dollars ($1,000,000) (the “Initial Security Deposit”, and together with any Extension Security Deposit held from time to time, the “Security Deposit”) in the form of an unconditional, irrevocable standby letter of credit without documents, i.e., no obligation on Sublandlord’s part to present anything but a sight draft, with Sublandlord as beneficiary, drawable in whole or in part, providing for payment in Boston, Massachusetts, on presentation of Sublandlord’s drafts on sight, providing for multiple draws and multiple successors and otherwise both from a bank and in a form reasonably acceptable to Sublandlord (an “LC”).  Notwithstanding the foregoing, Subtenant may elect to initially deliver the Initial Security Deposit in cash form, provided that Subtenant delivers an LC to Sublandlord to replace the cash Initial Security Deposit within forty-five (45) days of the effective date of this Sublease, and upon Sublandlord’s receipt of such LC, Sublandlord shall promptly return the cash balance of the Initial Security Deposit to Subtenant.  If any portion of the Security Deposit is used or applied pursuant to this Section 5, Sublandlord shall provide Subtenant with written notice setting forth the amounts so used or applied and the purpose therefor, and Subtenant shall, within ten (10) days after receipt of such notice, deposit cash or a replacement letter of credit (in form and substance subject to the same requirements as the original letter of credit) in an amount sufficient to restore the Security Deposit to the required balance hereunder at such time.  Subtenant’s failure to do so shall be a material default and breach of this Sublease by Subtenant.

The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease applicable to Subtenant.  If Subtenant defaults with respect to any provision of this Sublease beyond all applicable periods of notice and cure, including but not limited to the provisions relating to the condition of the Subleased Premises upon the Expiration Date, Sublandlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Sublandlord may spend by reason of Subtenant’s default.  The rights of Sublandlord pursuant to this Section are in addition to any rights which Sublandlord may have pursuant to Section 10 below.

Upon the expiration of the initial term (without giving effect to any Extension Periods) hereof or earlier termination of this Sublease, and when all then-existing defaults hereunder have been cured, Sublandlord shall return the Initial Security Deposit or any balance thereof (without interest) to Subtenant within three (3) months of such expiration or termination.  Failure of Subtenant to deliver a replacement letter of credit to Sublandlord at least thirty (30) days prior to the expiration date of any current letter of credit shall constitute a separate default entitling Sublandlord, following written notice and an opportunity to cure by Subtenant, to draw down immediately and entirely on the current letter of credit and the proceeds shall constitute a cash Initial Security Deposit.

With respect to any Extension Period, Subtenant shall provide to Sublandlord the Extension Security Deposit applicable thereto.  Upon expiration or earlier termination of any Extension Period and when all then-existing defaults hereunder have been cured, Sublandlord shall return the Extension Security Deposit or any balance thereof (without interest) to Subtenant within three (3) months of such expiration or earlier termination.

Notwithstanding anything in this Section 5 to the contrary, if the expiration of the initial term or any Extension Period shall also represent the occurrence of the Expiration Date, then upon expiration or earlier termination of this Sublease, Sublandlord shall return any Security Deposit or any balance thereof (without interest) to Subtenant within three (3) months of such expiration or earlier termination, and after Subtenant has vacated the Subleased Premises and all then-existing defaults hereunder have been cured.

6. CONDITION OF SUBLEASED PREMISES.  It is agreed that on the Commencement Date Sublandlord shall deliver the Subleased Premises to the Subtenant, and Subtenant will accept the Subleased Premises from Sublandlord, “as is” in its present condition and Sublandlord has no obligation to perform any work therein or contribute to the cost of any work.

7. FAILURE OF OVERLANDLORD TO PERFORM OBLIGATIONS.  Sublandlord represents and warrants that the Overlease is in full force and effect and that Sublandlord is not currently in default under the Overlease, nor is there any condition that, with the provision of notice or the passage of time or both, would constitute a default thereunder.  Sublandlord shall not do nor permit to be done, nor fail to take any action, required under the Overlease that results in a breach or default under the Overlease.  Subtenant acknowledges and agrees that Sublandlord shall have no obligation to provide any services to the Subleased Premises or to perform the terms, covenants, conditions or obligations contained in the Overlease on the part of Overlandlord to be performed, except as expressly provided herein.  Subtenant agrees to look solely to Overlandlord for the furnishing of such services and the performance of such terms, covenants, conditions or obligations.  In the event that Overlandlord shall fail to furnish such services or to perform any of the terms, covenants, conditions or obligations contained in the Overlease on its part to be performed, Sublandlord shall be under no obligation or liability whatsoever to Subtenant for such failure.  In any event, Subtenant shall not be allowed any abatement or diminution of rent under this Sublease because of Overlandlord’s failure to perform any of its obligations under the Overlease, except to the extent that the rent and other sums due under the Overlease are abated, in which case the rent and other sums due hereunder shall abate correspondingly.  Sublandlord agrees, however, that in the event that Overlandlord shall fail to provide the services or perform the obligations to be provided or performed by it pursuant to the terms of the Overlease, Sublandlord shall, upon written notice from Subtenant, make demand upon Overlandlord pursuant to the terms of the Overlease and to otherwise reasonably cooperate with Subtenant to enforce Overlandlord’s obligations.  If such cooperation shall require the expenditure of funds by Sublandlord, Sublandlord shall promptly undertake such action upon the written request of Subtenant if Subtenant agrees to make such expenditure of funds.

8. CASUALTY AND CONDEMNATION.  Notwithstanding anything to the contrary contained in this Sublease or in the Overlease, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Subleased Premises, or be entitled to an abatement of Fixed Rent or any other item of rental, by reason of a casualty or condemnation affecting the Subleased Premises unless Sublandlord is entitled to terminate the Overlease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Overlease.  If Sublandlord is entitled to terminate the Overlease for all or any portion of the Subleased Premises by reason of casualty or condemnation, Sublandlord shall provide Subtenant with notice of such right within five (5) business days of Sublandlord’s receipt of the Overlandlord’s determination (as more fully described in Section 8.(A) of the Overlease) and Subtenant may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to Overlandlord of such termination under the terms of the Overlease.

9. CONSENTS.  In all provisions of the Overlease requiring the approval or consent of the “Landlord,” Subtenant shall be required to obtain the approval or consent of both Overlandlord and Sublandlord (which consent of Sublandlord shall not be unreasonably withheld, delayed or conditioned).  In no event shall Sublandlord be liable for failure to give its consent or approval in any situation where consent or approval has been withheld or refused by Overlandlord, whether or not such withholding or refusal was proper.  Notwithstanding the foregoing, Sublandlord and Subtenant shall cooperate in good faith to obtain any such consent of Overlandlord.

10. DEFAULTS.  Subtenant covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sublease or of the Overlease as incorporated herein (in each case beyond any applicable notice and cure period), Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided for in the Sublease and in the Overlease, which are incorporated herein and made a part hereof, with the same force and effect as if herein specifically set forth in full, and that wherever in the Overlease rights and remedies are given to Overlandlord therein named, the same shall be deemed to refer to Sublandlord herein.  The notice and cure periods set forth in Section 7.(A) of the Overlease shall apply to all obligations under this Sublease.

11. NOTICE.  Whenever, by the terms of this Sublease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a “Notice”) shall or may be given either to Sublandlord or to Subtenant, such Notice shall be in writing and shall be sent by hand delivery, reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address or addresses as may from time to time hereafter be designated by Sublandlord or Subtenant, as the case may be, by like Notice):

(a) If intended for Sublandlord, to:	Alkermes, Inc.
852 Winter Street
Waltham, Massachusetts 02451-1420
Attn: General Counsel

(b) If intended for Subtenant, to:	Corregidor Therapeutics, Inc.
384 Powder Mill Road
Concord, Massachusetts 01742
Attn: Chief Executive Officer

All such Notices shall be deemed to have been served on the date of actual receipt or rejection thereof (in the case of hand delivery), or one (1) business day after such Notice shall have been deposited with a reputable overnight courier, or three (3) business days after such Notice shall have been deposited in the United States mails within the continental United States postage prepaid (in the case of mailing by registered or certified mail as aforesaid).

12. BROKER.  Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt, either directly or indirectly, with any real estate agent or broker in connection with this Sublease other than Colliers Meredith & Grew (the “Broker”) and Sublandlord shall be solely responsible for all fees of the Broker.  Each of Sublandlord and Subtenant shall indemnify the other from and against any and all loss, costs and expenses, including reasonable attorney’s fees, incurred as a result of a breach of such representation and warranty, and Sublandlord shall indemnify Subtenant for any and all loss, costs and expenses, including reasonable attorney’s fees, incurred in connection with or arising from its obligation to pay all fees of the Broker.

13. COUNTERPARTS.  This Sublease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties acknowledge and agree that the signatures of the parties hereto may be delivered via facsimile or email and that such signatures shall be effective to the same extent as delivery of an original signature.

14. SUBTENANT TERMINATION RIGHT.  So long as Subtenant is not then in material default under this Sublease (beyond any applicable notice and cure period), Subtenant shall have the one-time right to terminate this Sublease upon written notice (the “Early Termination Notice”) to Sublandlord and the payment to Sublandlord of a fee (the “Early Termination Fee”) in the amount of $1,000,000.  If Subtenant shall provide the Early Termination Notice, then on the date set forth on the Early Termination Notice (the “Termination Date”) that is no less than one hundred eighty (180) days after the date of the Early Termination Notice, this Sublease shall automatically terminate as if the Termination Date were the scheduled date for expiration of the term of this Sublease.  Sublandlord may retain all or any remaining portion of the Security Deposit in satisfaction of the payment of the Early Termination Notice (but not in excess of the amount of the Early Termination Fee).  Subtenant shall have no further obligations hereunder.

15. TERMINATION BY SUBLANDLORD.  Sublandlord shall have the right, for a period of one hundred eighty (180) days following any Termination Event (as defined below), to terminate this Sublease upon written notice to Subtenant.  If Sublandlord shall so exercise its termination right, then on the date that is one hundred eighty (180) days after the date of Sublandlord’s notice to Subtenant, without anything further, this Sublease shall terminate as if such date were the scheduled date for expiration of the term of the Sublease.  Subtenant shall have no further obligations hereunder.  On such date, Subtenant shall pay to Sublandlord a penalty (the “Early Termination Penalty”) in the amount of $1,000,000, and Sublandlord may retain all or any remaining portion of the Security Deposit in satisfaction of the payment of the Early Termination Penalty (but not in excess of the Early Termination Penalty).

A “Termination Event” shall mean any one of the following: (a) a termination of that certain Asset Purchase and License Agreement between the parties dated December 27, 2010 (the “Asset Purchase Agreement”), (b) the failure of Subtenant to exercise its option under the Asset Purchase Agreement to purchase the Manufacturing Facility Equipment, (c) an “Event of Default” by Subtenant under that certain Promissory Note in the amount of $30MM issued by Subtenant to Sublandlord pursuant to the Asset Purchase Agreement, or (d) an “Event of Default” by Subtenant under that certain Loan and Security Agreement between the parties entered into pursuant to the Asset Purchase Agreement.

16. SUBLANDLORD’S STORAGE AND ACCESS.  Notwithstanding anything in this Sublease to the contrary, during the Free-Rent Period Sublandlord shall have the right to store Sublandlord’s furniture, equipment and other materials in the Subleased Premises and to access the Subleased Premises from time to time as Sublandlord shall reasonably require in order to manage and/or dispose of such furniture, equipment and other materials.

17. FURNITURE FIXTURES AND EQUIPMENT.  So long as Subtenant is not then in material default under this Sublease (beyond any applicable notice and cure period), in consideration of the payment of Fixed Rent by Subtenant to Sublandlord, and without any additional consideration, Sublandlord hereby grants to Subtenant a license to use the machinery, equipment, instruments, laboratory equipment and apparatus, fixtures, tools, and other tangible assets described on Exhibit B attached hereto and owned by Sublandlord (the “Manufacturing Facility Equipment”).  Subtenant acknowledges and agrees that the Manufacturing Facility Equipment is provided in “as-is” condition without any warranty, implied or express, of any kind whatsoever, including any warranty as to the design, quality or condition of the Manufacturing Facility Equipment, any warranty of merchantability or fitness of the Manufacturing Facility Equipment for any particular purpose or as to any other matter relating to the Manufacturing Facility Equipment or any part thereof.  Subtenant shall have the right to use the Manufacturing Facility Equipment solely for the Development, Commercialization and Manufacture of Licensed Products on its own behalf or on behalf of its Affiliates or Collaboration Partners (as such terms are defined in the Asset Purchase Agreement), with such activities to be conducted solely at the Subleased Premises, and for no other purpose without the prior written consent of Sublandlord, which shall not be unreasonably withheld.  Subtenant covenants and agrees with Sublandlord that Subtenant shall not use the Manufacturing Facility Equipment in contravention of the foregoing.  In addition Subtenant shall not use the Manufacturing Facility Equipment to manufacture any penicillins, cephalosporins, beta lactams, “biological products” (as defined in 21 CFR 600.3(h)), high potency compounds or non-pharmaceutical products.

Subtenant shall maintain the Manufacturing Facility Equipment at its own expense so as to keep the Manufacturing Facility Equipment in compliance with all applicable laws and in as good condition as the same shall be as of the Commencement Date, reasonable wear and tear and damage by fire or other casualty excepted, and Subtenant shall not remove the Manufacturing Facility Equipment from the Subleased Premises; provided, however, that upon prior written notice to Sublandlord, Subtenant may (a) remove any item of Manufacturing Facility Equipment that is broken and (b) improve the Manufacturing Facility Equipment.  Subtenant shall insure the Manufacturing Facility Equipment in appropriate amounts for damage or loss.

So long as Subtenant is not then in material default under this Sublease (beyond any applicable notice and cure period), Subtenant shall have the right to purchase the Manufacturing Facility Equipment pursuant to the terms of the Asset Purchase Agreement.  Following any such purchase, the provisions of this Section 17 will be of no further force or effect.

18. ENVIRONMENTAL INDEMNITY, Notwithstanding the incorporation of Section 14.(N) of the Overlease pursuant to the provisions of Section 3(b) of this Sublease, Subtenant shall not have any liability to Sublandlord in connection with the presence of any hazardous substances or materials (“Hazardous Materials”) introduced onto the Demised Premises by Sublandlord prior to the Commencement Date (a “Pre-Existing Condition”), except to the to the extent that any willful, negligent or unlawful act or omission of Subtenant shall exacerbate such Pre-Existing Condition.  In addition, with respect to any Pre-Existing Condition, Sublandlord shall indemnify, defend and hold harmless Subtenant and its officers, directors, employees and agents from and against any costs and expenses (including reasonable investigation expenses, legal expenses and attorneys’ fees), liabilities, fines, damages, assessments and/or other losses incurred by any of them and arising from a Pre-Existing Condition.  Sublandlord’s obligation to indemnify, defend and hold harmless pursuant to this Section 18 shall survive any termination or expiration of this Sublease.

19. SUCCESSORS AND ASSIGNS.  The covenants, conditions and agreements herein contained shall inure to the benefit of and be binding upon Sublandlord, its successors and assigns, and shall be binding upon Subtenant, its successors and assigns, and shall inure to the benefit of Subtenant and only such assigns of Subtenant to whom the assignment by Subtenant has been completed in accordance with the provisions of this Sublease and the Overlease.

[signatures on following page]

IN WITNESS WHEREOF, Sublandlord and Subtenant herein have duly executed this instrument on the day and year first above written.

SUBLANDORD:	ALKERMES, INC.

By: /s/ Gordon Pugh
Name: Gordon Pugh
Its: Senior Vice President

SUBTENANT:	CORREGIDOR THERAPEUTICS, INC.

By: /s/ Glenn Batchelder
Name: Glenn Batchelder
Its: Chief Financial Officer

SIGNATURE PAGE TO SUBLEASE

SCHEDULE 4
FIXED RENT SCHEDULE

Period	Annual Fixed Rent	Monthly Fixed Rent
Commencement Date through December 31, 2010	$632,401.75	$52,700.15
January 1, 2011 through December 31, 2015	$722,105.25	$60,175.44
Any Extension Period	Fixed Rent as in the Overlease	Fixed Rent as in the Overlease

EXHIBIT A
OVERLEASE
[attached]

EXHIBIT B
MANUFACTURING FACILITY EQUIPMENT

Description	FEC ID#
GEA FES SYSTEMS CHILLER, 30 TON CAPACITY MODEL 02261091 WITH 75 HP GRASSO COMPRESSOR, RATED 49.7 GPM, 5 F TO -30 F TEMP RANGE, R 507 REFRIGERANT, 576 CU METERS/HR, 2002	BYS060

SARTORIOUS BALANCE, MODEL CISL1-U

SARTORIOUS BALANCE, MODEL CISL1-U

ELECTROL SPECIALISTS CIP SKID WITH STORAGE TANK, HEAT EXCHANGER AND CIRCULATION PUMP WITH CONTROLS	BYS061

GILSON SIEVE, MODEL SS-8R IN ENCLOSURE, SERIAL# 4855	BYS030

TELESIS PIN STAMP MARKING SYSTEM, MODEL TMP1700, SERIAL# 10751	BYS032

FLOW SCIENCES BENCH HOOD WITH HELA, MODEL 18X30, SERIAL# 100307-01	BYS036

FLOW SCIENCES BENCH HOOD WITH HELA, MODEL 18X30, SERIAL# 100307-01	BYS037

CONSOLIDATED STERILIZER, SINGEL DOOR, 24” X36” CHAMBER, RATED 36 PSI AT 300 F INTERNAL, JACKETED FOR 60 PSI AT 300 F WITH CONTROLS, SERIAL#5902-80, 2007	BYS028

BELLIMED GLASS WASHER, MODEL WD230, STAINLESS STEEL WITH PUMP AND RESERVOIR	BYS029

BECKER DUAL VACUUM SYSTEM, WITH (2) U4100 SA/K PUMPS, 5 HP ON TANK, 2007	BYS027

MARCOR PURIFICATION LAB WATER GENERATOR, WITH AQUAFINN TOC REDUCTION AND AQUA FINN ULTRAVIOLET UNIT, SERIAL# 13079	BYS026

HACH ULTRA ANALYTICS PARTICAL COUNTER, MODEL MET 13400, MODEL 3415, 5UM MIN SIZE, 1 CFM, SERIAL#	BYS010

MILLIPORE M AIR T ISOLATION PUMP	BYS011

HACH ULTRA ANALYTICS PARTICAL COUNTER, MODEL MET 13400, MODEL 3415, 5 UMMIN SIZE, 1 CFM, SERIAL# 080301149	BYS009

BINDER INCUBATOR, MODEL SCHUTZART IP20 BF720, DUAL DOOR, 100 C/212 F, 115 VOLT, 60 HERTZ, #058937, SERIAL# 9010-0244	BYS002

BINDER INCUBATOR. MODEL BF720, DUAL DOOR. 115VOLT, 60 HERTZ, SERIAL# 05-83877	BYS003

BINDER INCUBATOR, MODEL BF115, 100 C, SERIAL# 04-73041	BYS007

NUAIRE HOOD, 6’, MODEL NU-425-600, SERIES 30, CLASS II, TYPE A2, SERIAL#114883051007, 2007	BYS005

SIEVERS 900 LAB TOC ANALYZER, MODEL TOC900 LAB WITH AUTOSAMPLER AND COMPUTER, SERIAL# 07072000	BYS021

SIEVERS 900 LAB TOC ANALYZER. MODEL TOC900 LAB WITH AUTOSAMPLER AND COMPUTER, SERIAL# 07071995	BYS020

VWR OVEN, MODEL 1350GM, 110/120 VOLT, SERIAL# 08036007	BYS014

VWR OVEN, MODEL 1350GM, 110/120 VOLT, SERIAL# 09070207	BYS015

FLOW SCIENCES BENCH HOOD WITH HELA, MODEL 18 X 30, SERIAL# 10-10-07-03

MOCROVOID LAMINAIR HOOD, 6’, MODEL 4F-55-PP-NM-6’, PLASTIC, SERIAL@ 11812	BYS024

TRANE EARTH WISE CENTRAVA CENTRIFUGAL WATER CHILLER, MODEL CVHE450, APPROX 450 TON, 480 VOLT, SERIAL3 LO2F100171, 2002	BYS038

TRANE EARTH WISE CENTRAVA CENTRIFUGAL WATER CHILLER, MODEL CVHE450, APPROX 450 TON, 480 VOLT, SERIAL# LO2F 100170, 2002	BYS039

BUDZAR HEATING SKID TRANSFER PACKAGE, MODEL IWT-S1100/DSP, RANGE TO 225 F TEMP RANGE, WITH (2) 40 HP PUMPS, RATED 1100 GPM AT 92’ HEAD, 480 VOLT, SERIAL# 200203-5587, 2002	BYS040

CLEAVER BROOKS STEAM BOILER, MODEL CB1700 250/150, 150 PSI, 10,206,000 BTU, GAS FIRED WITH SURGE TANK, SERIAL# OC102026, 2002	BYS046

CLEAVER BROOKS STEAM BOILER, MODEL CB1700 250/150, ORIGINALLY 150 PSI CONVERTED TO 15 PSI STEAM, 10,206,000 BTU, GAS FIRED WITH SURGE TANK, SERIAL# OC102025, 2002	BYS047

SINGLE BAG DUST FILTER, STAINLESS STEEL, DESIGNED FOR (1) 5.5” DIAMETER X36” LONG CAGE

SINGLE BAG DUST FILTER, STAINLESS STEEL, DESIGNED FOR (1) 5.5” DIAMETER X36” LONG CAGE

Circulating Pump, 5Hp.	3040339

Glove Box, Single Sided With Light, Unused, New 2008	3340256

REFRIGERATOR	3040246

Refrigerator, Model Sp5Akt-22V2, 115 Volt, Cart Recorder	3040247

KOBELCO ROTARY SCREW AIR COMPRESSOR, KNW SERIES, MODEL KNOW-C/H, OIL FREE, 2-STAGE, 75 HP, 480 VOLT, 3 PHASE, SERIAL# 02J0208	BYS042

KOBELCO ROTARY SCREW AIR COMPRESSOR, KNW SERIES, MODEL KNOW-C/H, OIL FREE, 2-STAGE, 75 HP, 480 VOLT, 3 PHASE, SERIAL# 02J0207	BYS043

AIRTEK DUAL DESSICANT DRYER, MODEL TWB600, SERIAL# T02979-07G	BYS044

QUINCY AIR COMPRESSOR ON TANK, MODEL QT7CCDT00083, DUAL 5 HP PUMPS, SERIAL# 20080812-0001	BYS045

5’ X 5’ GSE FLOOR SCALE, 460 VOLT WITH RAMP AND READOUT	BYS081

STERIS FINN AQUA STERILIZER, MODEL 6121-D-B, S/S, 24” X 48” X 48” CHAMBER, PASS THRU, 480 VOLT, (2) CARTS, ALLEN BRADLEY PLC CONTROLS, SERIAL# COA41728	BYS075

MGR AMERICA MODEL G100 PRE WEIGHT ROTARY CAPSULE FILLER, S/S, METTLER BALANCES, VACUUM SYSTEM AND CREATIVE DISIGNS TOTE LIFT, 480 VOLT, MG2 SERIAL# 4462, 2002	BYS078

STERIS GLASS WASHER, MODEL 580	BYS076

8’ GEA NIRO SPRAY DRYER, MODEL PSD-4N-CC, 316 S/S CONTACT SURFACES, 304 S/S NON CONTACT SURFACES, ELECTRO POLISHED INSIDE AND OUTSIDE, 2500MM DIAMETER X 2000MM STRAIGHT SIDE, 60 DEGREE CONE BOTTOM, ELECTRICALLY HEATED WITH 100 KW HEATER RATED 350 C MAX INLET TEMP, CHAMBER RATED .03 BAR TO .1 BAR AT -10 C TO + 230 C, WITH MULTIPLE PRESSURE AND FLUID NOZZEL ATOMIZERS, DUST COLLECTOR, (4) HEPA FILTERS, BLOWERS AND INTER CONNECTING DUCT WORK QAND VALVING, RATED 1250 KG/HR AT 200 C INLET TEMPM 20-100KG/HR WATER EVAPORATION RATE, FAB#099-0020 NDK091-0010-00, NEW 2002
BYS063

TECHNOPHAR TUBLE DRYER, MODEL TD-8X, 8 S/S, 8 BASKET, 110/108 VOLT, 3.22 HP MOTOR DRIVE WITH SPARE BASKETS, SERIAL#06-02	BYS079

275 LITER FELMEIER KETTLE, 316L S/S, 304L S/S JACKET, 50PSI AND FULL VACUUM AT 350 FINTERNAL, 150PSI FULL VACUUM AT 350 F JACKET, SERIAL# S50906, NATIONAL BOARD# 3502, 2006	BYS071

230 LITER FELDMEIER PRESSURE TANK, 316L S/S, 24” DIAMETER X 31” STRAIGHT SIDE, DISHED REMOVABLE TOP, DISH BOTTOM, SERIAL #S109806	BYS072

275 LITER FELMEIER KETTLE, 316L S/S, 304L S/S JACKET, AND FULL VACUUM AT 350 FINTERNAL, 150PSI AND FULL VACUUM AT 350 F JACKET, SERIAL# s50806, NATIONAL BOARD# 3501, 2006	BYS070

800 LITER FELMEIER REACTOR. 316L 304L S/S JACKET, 50psi AND FULL VACUUM AT 302 FINTERNAL, 100 PSI AND FULL VACUUM AT 302 F JACKET WITH TOP MOUNTED .5 HP CHEMINEER AGITATOR DRIVE, SERIAL# SO2002, NATIONAL BOARD# 2512, 2002
BYS066

150 LITER FELMEIER REACTOR, 316L S/S, 304L S/S JACKET, 50 PSI AND FULL VACUUM AT 302 FINTERNAL, 100PSI AND FULL VACUUM AT 302 F JACKET WITH TOP MOUNTED .5 HP CHEMINEER AGITATOR DRIVE, SERIAL# SO1802, NATIONAL BOARD# 2510, 2002
BYS067

500 LITER FELMEIER REACTOR, 316L S/S, 304L S/S JACKET, 50 PSI AND FULL VACUUM AT 302 FINTERNAL, 100PSI AND FULL VACUUM AT 302 F JACKET WITH TOP MOUNTED .5 HP CHEMINEER AGITATOR DRIVE, SERIAL# SO1902, NATIONAL BOARD# 2511, 2002
BYS064

150 LITER FELMEIER REACTOR, 316L S/S, 304L S/S JACKET, 50 PSI AND FULL VACUUM AT 302 FINTERNAL, 100PSI AND FULL VACUUM AT 302 F JACKET WITH TOP MOUNTED .5 HP CHEMINEER AGITATOR DRIVE, SERIAL# SO1702, NATIONAL BOARD# 2509, 2002
BYS065

2500 LITER FELMEIER REACTOR, 316L S/S, 304L S/S JACKET, 56” DIAMETER X 68” STRAIGHT SIDE DISH TOP AND BOTTOM, 50PSI AND FULL VACUUM AT 350 FINTERNAL, 150 PSI AND FULL VACUUM AT 350 F JACKET WITH TOP MOUNTED 1 HP SHARPE AGITATOR DRIVE, SERIAL# S51006, NATIONAL BOARD# 3511, 2007
BYS069

2500 LITER FELMEIER REACTOR, 316L S/S, 304L S/S JACKET, 56” DIAMETER X 68” STRAIGHT SIDE DISH TOP AND BOTTOM, 50PSI AND FULL VACUUM AT 350 FINTERNAL, 150 PSI AND FULL VACUUM AT 350 F JACKET WITH TOP MOUNTED 1 HP SHARPE AGITATOR DRIVE, SERIAL# S51106, NATIONAL BOARD# 3512, 2007
BYS068

2415 GALLON DIVERSIFIED METALS PRESSURE TANK, 304 S/S, 6’ DIAMETER X 5’6” STRAIGHT SIDE, 2:1 ELLIPTICAL TOP AND BOTTOM, RATED 14.9 PSI AND FULL VACUUM AT 348 F, ON 4 S/S LEGS WITH TOP CENTER MOUNTED AGITATOR, 24” SIDE BOTTOM MANWAY WITH LADDER, SERIAL# P1911-1VE-2921
BYS062

HOWORTH AIRTECH LTD DOWN FLOW CONTAINMENT BOOTH, SAFE AREA CLASS, FINE DUST AND HEPA FILTER, 128” WIDE X 120” DEEP X 9’ HIGH, STAINLESS STEEL, SERIAL# 04237, 2007 NEVER USED	BYS073

(18) PROCESS SOLUTIONS IBC CONTAINERS, APPROX 5 CU FT, S/S, 30” X 30” X 30” CONE, FORK LIFT ACCESS, 6” OPENING	BYS074

(12) COPLEY CONTROLS

SKID WITH (4) PLASTIC FUME HOODS

KIOCKNER EAS BLISTER PACK UNIT, WITH CAPSULE FEEDER AND CHILLER, SERIAL# 448, 220 VOLT, NEW 2000	SID91

ETS CONTROL ENVIROMENTAL CHAMBER, TEMP AND HUMIDITY CONTROLS	SID102

PUMP STAND

MILLIPORE BUBBLE POINT DIFFUSION AND HYDRO TEST UNIT, MODEL XITXACTP1 INTEGRITEST EXACTA	SID075

REVCO FREEZER, MODEL ULT2140-3-A35, R404A AND R134A REFIGERANT, SERIAL# V26M596638-WM	SID113

FLOW SCIENCE FUME HOOD WITH METTLER TOLEDO BALANCE AND HEPA FILTER

BUCHI INERT LOOP CHILLER, MODEL B295, 1000 WATTS, 60 HERTZ, RATED TO -25c	SID044A

(2) FLOW SCIENCE FUME HOODS WITH HEPA FILTER

(2) FLOW SCIENCE FUME HOODS WITH HEPA FILTER

(2) FLOW SCIENCE FUME HOODS WITH HEPA FILTER

HARRO HOFLIGER CAPSULE FILLER, TYPE MODU-C 100% CONTROL WITH AUTOMATIC CAPSULE FEEDER WITH WEIGH CHECK, SIZE 2 AND 00 CHANGE PARTS, UNIT RATED UP TO 100,000 CAPSULES/HOUR WHEN NOT IN 100 % CONTROL MODE, 480 VOLT, 3 PHASE MACHINÉ# HH-0006.008, NEW 2007
SID096

LING ELECTRONICS, MODEL ACG D390-2” STROKE CONV , VIBRATION, MODEL390, WITH L390 COMBO BASE SLIP TABLE, SERIAL# 9809-825-9-B, VIBRATION SERIAL# 40, MACHINE SERIAL# 9809-le-40	SID039

50 LITER PRECISION STAINLESS REACTOR, 316L STAINLESS STEEL, RATED 50 PSI AND FULL VACUUM AT +302/-302 F INTGERNAL AND JACKET, .25 HP NETTCO AGITATOR DRIVE, 230/460 VOLT, SERIAL# 991066, NATIONAL BOARD# 8343, NEW 1999
BYS 109

HARRO HOFLIGER CAPSULE FILLER, TYPE KFMIII-C, SIZE 2 CHANGE PARTS 480 VOLT, 3 PHSE, MACHINE#0003.009, NEW 2001	SID060

GRANITE TABLE

SCHENEK GRAVAMETRIC FEEDER, MECHATRON, 5 HP, 220 VOLT WITH TWO SPOUTS SERIAL# 92935-01A-VFD	BYS119

MULTITON ELECTRIC PALLET JACK, MODEL QMAX3000#, EME30	BYS052

8794 GALLON DIVERSIFIED METALS, PRESSURE TÄNK, 304 S/S, 102” DIAMETER X 222” STRAIGHT SIDE, 2:1 ELLIPTICAL HEADS, RATED 14.9 PSI AND FULL VACUUM AT 348 F, ON 4 S/S LEGS, SERIAL# P2+22-2VE-1101, NEW 2002, WEIGHT 11,900#
BYS049

9326 GALLON DIVERSIFIED METALS PRESSURE TANK, 304 S/S, 102” DIAMETER X 222” STRAIGHT SIDE, 2:1 ELLIPTICAL HEADS, RATED 14.9 PSI AND FULL VACUUM AT 348 F, ON 4 S/S LEGS, SERIAL# P1911-3VE-111, NEW 2002, WEIGHT 12,600#
BYS048

CAT GENSET WITH FUEL TANK, MODEL DMO634-02, 700 KW, 875 KVA	BYS041

BAC COOLING TOWER, MODEL33315JSQW, SERIAL# u0253782, 2002	BYS050

BAC COOLING TOWER, MODEL33315JSQW, SERIAL# U0253782, 2002	BYS051

COPLEY HCP5